Exhibit 32.2
CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Griffin Capital Essential Asset REIT II, Inc. (the “Company”), in connection with the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2014 (the “Report”), hereby certifies, to his knowledge, that:

(i)	the Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	August 21, 2014	By:	/s/ Joseph E. Miller
Joseph E. Miller
Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)